                                                                 EXHIBIT 10.01


                FURTHER AMENDED AGREEMENT AS OF DECEMBER 22, 1997

         FURTHER AMENDMENT dated December 22, 1996 to that certain License Agreement made and entered into as of the 27th day of May, 1986, as amended by that dated October 4, 1994, and as amended by that certain Further Amended Agreement dated December 20, 1996 (together hereinafter referred to as the "License Agreement") by and between Long Enterprises, Inc., a corporation organized and existing under the laws of the State of Alabama, hereinafter referred to as "Long," and Synox Corporation, a Delaware corporation, having its principal place of business at 3918 Montclair Road, Suite 206, Birmingham, Alabama 35213, hereinafter referred to as "Synox."

                                   WITNESSETH

         WHEREAS Synox and Long have entered into the aforesaid License Agreement; and

         WHEREAS the parties desire to extend and restate the option terms in this Amendment, superseding all conflicting provisions of the License Agreement; and

         WHEREAS Long has acquired or developed improved know-how, trade secrets and has acquired United States Patent Number 4,487,699, Sewage Sludge Treatment with Gas Injection, expiring September 28, 2010, which along with the know-how, trade secrets, and the patents and patent application listed in the License Agreement is collectively referred to herein as the "Improvements," and desires to conform the licensing of same to Synox pursuant to the License Agreement as hereby amended and to confirm that the aforesaid option terms also relates to the Improvements; and

         WHEREAS the parties mutually desire to amend certain other information and grant certain waivers on account of changed circumstances.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings set forth herein and for other good and valuable consideration, the receipt and sufficiency whereof is acknowledged, the parties hereto agree as follows:

1. Subparagraph I of Section I of the License Agreement is hereby amended to read as follows:

         I. "LONG LICENSE EXPIRATION" shall mean September 28, 2011 or the later date of termination of the last to expire of any patent issued pursuant to the patent applications and continuations-in-part in existence on May 16, 1991 and thereafter prosecuted by Long or its assignor, Charles A. Long, Jr.

2.   Long confirms that its grant to Synox of license and rights set forth in
     Section II of the License Agreement shall extend to the Improvements defined above and the Patent Rights, as used in the License Agreement, shall be deemed to include the Improvements.

3. The provisions of Section XIV of the License Agreement are retained, except that the addresses for Long and for Synox, respectively, are amended as follows:

         For Long:


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                  Charles A. Long, Jr.
                  P.O. Box 130062
                  Birmingham, Alabama  35213

         For Synox:
                  Synox Corporation
                  Attn:  William J. Long
                  3918 Montclair Road, Suite 203
                  Birmingham, Alabama   35213

4. With respect to Schedule D to the License Agreement, all provisions are retained except that the section titled Minimum Royalty is amended as follows:

                                                                                PER
                                                             TERRITORY         CAPITA            ANNUAL
                        PERIOD                              POPULATION          RATE            ROYALTY
                        ------                              ----------         -----            -------
         January 1, 1998 - December 31, 1998               90,335,511          .001          $      0.00
         January 1, 1999 - December 31, 1999               90,335,511          .001          $ 90,335.51
         January 1, 2000 - December 31, 2000               90,335,511          .002          $180,671.02
         January 1, 2001 - December 31, 2001               90,335,511          .002          $180,671.02
      January 1, 2001 - Long License Expiration            90,335,511         .0025          $225,838.77

IN WITNESS WHEREOF, the parties hereto have executed and sealed this Agreement as of December 20, 1997.


ATTEST:                                LONG ENTERPRISES, INC.


                                       By:
---------------------------------         -----------------------------------
                                       Its President



ATTEST:                                SYNOX CORPORATION


                                       By:
---------------------------------         -------------------------------------
                                       Its President